THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

                             VISICOM LABORATORIES, INC.
                             1997 STOCK INCENTIVE PLAN
                          INCENTIVE STOCK OPTION AGREEMENT

VisiCom Laboratories, Inc., a California corporation (the "Company"), hereby grants an Option to purchase shares of its common stock ("Shares") to the Optionee named below. The terms and conditions of the Option are set forth in this cover sheet, in the attachment and in the Company's 1997 Stock Incentive Plan (the "Plan").

Stock Option No.                   Date of Grant:
                 --------------                   ------------------------------

Name of Optionee:
                  --------------------------------------------------------------

Optionee's Social Security Number:
                                     -------------------------------------------

Number or Shares Covered by Option:
                                     -------------------------------------------

Exercise Price per Share:
                          ------------------------------------------------------
[must be at least 100% fair market value on Date of Grant]

Vesting Start Date:
                    ------------------------------------------------------------

                Check here if Optionee is a 10% owner (so that exercise price ---- must be 100% of fair market value).

     BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT AND IN THE PLAN, A COPY OF WHICH IS ALSO ATTACHED.

Optionee:
           ---------------------------------------------------------------------
                                        (Signature)

Company:
           ---------------------------------------------------------------------
                                        (Signature)

           Title:   Corporate Secretary
                  --------------------------------------------------------------
                                        (Signature)


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

                              VISICOM LABORATORIES, INC.

                              1997 STOCK INCENTIVE PLAN

                           INCENTIVE STOCK OPTION AGREEMENT

INCENTIVE STOCK    This Option is intended to be an incentive stock option under
OPTION             section 422 of the Internal Revenue Code and will be
                   interpreted accordingly.

VESTING Your right to exercise this Option vests annually over a 4 year period beginning one year after the Vesting Start Date as shown on the cover sheet. Accordingly, this Option vests at a rate of 25% of the Shares covered by the Option per year from the Vesting Start Date. The number of Shares which may be purchased under this Option by you at the Exercise Price shall be equal to the difference between (i) the product (rounded to the nearest integer) of the number of full years of your continuous employment with the Company (including all days of any approved leaves of absence) from the Date of Grant times the number of Shares covered by this Option times .25 minus (ii) the number of Shares purchased pursuant to this Option prior to such exercise. The resulting number of Shares will be rounded to the nearest whole number. No additional Shares will vest after your Service has terminated for any reason.

TERM Your Option will expire in any event at the close of business at Company headquarters on the day before the fifth anniversary of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Service terminates, as described below.)

REGULAR            If your Service terminates for any reason except death or
TERMINATION        Disability, your Option will expire at the close of business at Company Headquarters on the 30th day after your termination date. During that 30-day period, you may exercise that portion of your Option that was vested on your termination date.

DEATH If you die while in Service with the Company, your Option will expire at the close of business at Company headquarters on the date six months after the date of death. During that six-month period, your estate or heirs may exercise that portion of your Option that was vested on the date of death.

DISABILITY         If your Service terminates because of your Disability, your
                   Option will expire at the close of business at Company headquarters on


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


                   the date six months after your termination date. (However, if your Disability is not expected to result in death or to last for a Continuous period of at least 12 months, your Option will be eligible for ISO tax treatment only if it is exercised within three months following the termination of your Service.) During that six-month period, you may exercise that portion of your Option that was vested on the date of your Disability.

                   "Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

LEAVES OF ABSENCE  For purposes of this Option, your Service does not terminate when you go on a BONA FIDE leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, your Service will be treated as terminating 90 days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active work. The Company determines which leaves count for this purpose, and when your Service terminates for all purposes under the Plan. The Company also determines the extent to which you may exercise the vested portion of your Option during a leave of absence.

NOTICE OF EXERCISE When you wish to exercise this Option, you must notify the
                   Company by filing the proper "Notice of Exercise" form at the address given on the form. Your Notice of Exercise must specify how many Shares you wish to purchase. Your Notice of Exercise must also specify how your Shares should be registered (in your name only, in your and your spouse's names as community property or as joint tenants with right of survivorship or in a trust for your benefit). The Notice of Exercise will be effective when it is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

FORM OF PAYMENT      When you submit your Notice of Exercise, you must include
                   payment of the Exercise Price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

                     - Your personal check, a cashier's check or a money order.

                     - Shares which you own and which are surrendered to the
                   Company. The value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.

                     - To the extent that a public market for the Shares exists as determined by the Company, by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

WITHHOLDING        You will not be allowed to exercise this Option unless you
TAXES              make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or the sale of Shares acquired upon exercise of this Option.

RESTRICTIONS ON    By signing this Agreement, you agree not to exercise this
EXERCISE AND       Option or sell any Shares acquired upon exercise of this
RESALE             Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise or sale. In particular, the Company shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this Option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

                   If the sale of Shares under the Plan are not registered under the Securities Act of 1933, as amended (the "Securities Act"), but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

THE COMPANY'S
RIGHT OF FIRST     In the event that you propose to sell, pledge or otherwise
REFUSAL            transfer to a third party any Shares acquired under this
                   Agreement, or any interest in such Shares, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Shares. If you desire to transfer
                   Shares acquired under this Agreement, you must give a written
                   "Transfer Notice" to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The Transfer Notice shall be signed both by you and by the proposed transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a Notice of Exercise of the Right of First
                   Refusal within 30 days after the date when the Transfer
                   Notice was received by the Company. The Company's rights under this Subsection shall be freely assignable, in whole or in part.

                   If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, you may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Shares with lawful money equal to the present value of the consideration described in the Transfer Notice.

                   The Company's Right of First Refusal shall inure to the benefit of Its Successors and assigns and shall be binding upon any transferee of the Shares.

                   The Company's Right of First Refusal shall terminate in the event that Stock is listed or traded on an established stock exchange.

RIGHT OF           Following termination of your Service for any reason, the
REPURCHASE         Company shall have the right to purchase all of those Shares that you have or will acquire under this Option. If the Company fails to provide you with written notice of its intention to purchase such Shares before or within 30 days of the date the Company receives written notice from you of your termination of Service, the Company's right to purchase such Shares shall terminate. If the Company exercises its right to purchase such Shares, the Company will consummate the purchase of such Shares within 60 days of the date of its written notice to you. The purchase price for any Shares repurchased shall be the higher of the Fair Market Value of such Shares on the date of purchase or the aggregate Exercise
                   Price for such Shares and shall be paid in cash. The
                   Company's right of repurchase shall terminate in the event that Stock is listed on an established stock exchange or is quoted regularly on the NASDAQ National Market.

TRANSFER OF OPTION Prior to your death, only you may exercise this Option. You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a Notice of Exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your Option in any other way.

RETENTION RIGHTS   This Agreement does not give you the right to be retained by the Company in any capacity. The Company reserves the right to terminate your Service at any time and for any reason.

SHAREHOLDER        Neither you, nor your estate or heirs, have any rights as a
RIGHTS             Shareholder of the Company until a certificate for the shares acquired upon exercise of this option has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate issued, except as described in the Plan.

ADJUSTMENTS        In the event of a stock split, a stock dividend or a similar change in the Company's Stock, the number of Shares covered by this Option and the Exercise Price per share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement or merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

LEGENDS All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

                   THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

                   THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

APPLICABLE LAW     This Agreement will be interpreted and enforced under the
                   laws of the State of California (without regard to their choice of law provisions).

THE PLAN AND       The text of the Plan is incorporated in this Agreement by
OTHER AGREEMENTS   reference. Certain capitalized terms used in this Agreement are defined in the Plan.

                   This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

         BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.


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